EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-71568) of our report dated May 25, 2004 relating to the financial statements of the Arrow International, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the four-month period ended December 31, 2003.

                                               /s/ BEARD MILLER COMPANY LLP

Reading, Pennsylvania
June 24, 2004